Exhibit 10.2

CAPITAL CALL AGREEMENT

This CAPITAL CALL AGREEMENT (this “Agreement”) is dated as of May [7], 2012 and is entered into by ESSEX RENTAL CORP., a Delaware corporation (“Essex”), CC ACQUISITION HOLDING CORP., a Delaware corporation (“Holdings”), COAST CRANE COMPANY, a Delaware corporation (the “US Borrower”), COAST CRANE LTD., a British Columbia corporation (the “Canadian Borrower”; and together with the US Borrower, collectively the “Borrowers”), and general electric capital corporation, in its capacity as administrative agent (“Agent”) for its own benefit and the benefit of Lenders from time to time party to the Credit Agreement referred to below (collectively “Lenders”). Except as otherwise defined herein, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Credit Agreement referred to below.

RECITALS:

WHEREAS, the Borrowers, Holdings, Agent and certain financial institutions, each as a Lender, have entered into that certain Amended and Restated Credit Agreement dated as of November 14, 2011 (as the same has been and may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), pursuant to which Lenders agreed to make loans to and incur letter of credit obligations on behalf of the Borrowers;

WHEREAS, the Borrowers, the other Credit Parties signatory thereto, Agent and Lenders have entered into that certain Amendment No. 1 and Waiver to Amended and Restated Credit Agreement, dated as of the date hereof (the “First Amendment”), pursuant to which Agent and Lenders agreed to, among other things, waive certain specified Events of Default and amend certain terms of the Credit Agreement;

WHEREAS, as of the date hereof, (i) Essex owns a majority of the issued and outstanding capital stock of Holdings and (ii) Holdings owns 100% of the issued and outstanding capital stock of the US Borrower;

WHEREAS, Essex and the Credit Parties will obtain benefits from Agent’s and Lenders’ execution and delivery of the First Amendment; and

WHEREAS, in order to induce Agent and Lenders to enter into the First Amendment, Essex, Holdings, and the Borrowers desire to execute and deliver this Agreement.

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that:

1.                  Capital Contribution. Essex hereby absolutely, irrevocably and unconditionally agrees to make, or cause to be made, an equity investment in cash in the common stock of Holdings (the “Essex Capital Contribution”) in the event that Consolidated EBITDA of Holdings for the Fiscal Year ending December 31, 2012 is below $6,000,000, in an amount equal to the sum of $6,000,000 less the amount of Consolidated EBITDA of Holdings for such Fiscal Year. The Essex Capital Contribution under this Section 1 shall be made no later than the earlier of (i) fifteen (15) days after delivery of the audited annual financial statements of Holdings for such Fiscal Year to Agent pursuant to Section 4.1(b) of the Credit Agreement or (ii) ninety (90) days after the last day of such Fiscal Year. Holdings hereby absolutely, irrevocably and unconditionally agrees to make, or cause to be made, an equity investment in cash in the common stock of the US Borrower immediately upon receipt of any Essex Capital Contribution, in an amount equal to Essex Capital Contribution (the “Holdings Capital Contribution”, and together with the Essex Capital Contribution, the “Capital Contribution”).

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Except as expressly provided in the last paragraph of Section 6.1 of the Credit Agreement, under no circumstances shall the making of any Capital Contribution or the application of the proceeds of any Capital Contribution be deemed to cure of any Default or Event of Default or to be a modification or waiver of any term, covenant, condition or provision of any Loan Document and no calculation or increase in Consolidated EBITDA referred to above in this Section 1 shall change the calculation of Consolidated EBITDA for any purposes of the Credit Agreement, including without limitation Section 6.1 thereof or for calculating basket levels, pricing and any other items governed by reference to Consolidated EBITDA.

Notwithstanding anything to the contrary in this Section 1, in no event shall (x) the aggregate amount of the Essex Capital Contributions required to be made by Essex after the date hereof under this Section 1 exceed $2,500,000.

2.                  Representations and Warranties. Essex hereby represents and warrants to Agent, for the ratable benefit of Agent and Lenders, that as of the date hereof:

(a)                Organization; Power; Qualification. Essex is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and has full power, authority and legal right to own its property and assets and to transact the business in which it is engaged.

(b)               Authorization. Essex has the power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has, by proper limited liability company action duly authorized the execution, delivery and performance of this Agreement.

(c)                Enforceable Obligations. This Agreement has been duly executed and delivered by Essex and constitutes the legal, valid and binding obligation of Essex enforceable against Essex in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor’s rights generally and by equitable principles relating to enforceability.

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(d)               No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor performance of and compliance with the terms and provisions hereof will (i) violate or conflict with any provision of Essex’s organizational documents, (ii) violate any Requirement of Law in any material respect, or any order, writ, judgment, injunction, decree or permit applicable to Essex, (iii) violate in any material respect or materially conflict with any or cause an event of default under, any contractual obligation to which Essex is a party or by which Essex may be bound or (iv) result in or require the creation of any Lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to any of the assets of Essex.

(e)                Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or Governmental Authority or other Person is required in connection with the execution, delivery or performance of this Agreement by Essex.

3.                  Essex Covenants. Essex hereby covenants and agrees with Agent, for the ratable benefit of Agent and Lenders, that so long as this Agreement is in effect, Essex will not dissolve, liquidate, or wind up its affairs, or enter into any transaction of merger or consolidation unless in connection with such merger or consolidation the financial condition of the surviving entity is satisfactory to Agent in the exercise of its reasonable discretion and such surviving entity agrees to be bound by the terms of this Agreement on the same terms and conditions as Essex.

4.                  Non-Compliance. Essex, Holdings and the Borrowers acknowledge and agree that the failure by Essex, Holdings or any Borrower to comply with the terms of this Agreement shall constitute an immediate Event of Default that is not subject to any cure or grace period.

5.                  Beneficiary. Each of Essex, Holdings and the Borrowers hereby acknowledges and agrees that Agent and Lenders have expressly relied on the effectiveness of this Agreement (and in particular, Essex’s and Holdings’ respective commitments to make the Capital Contribution under any and all circumstances in accordance with the terms hereof) in entering into the First Amendment. Each of Essex, Holdings and the Borrowers hereby acknowledges and agrees for the benefit of Agent and Lenders that (a) Essex’s and Holdings’ respective obligations to make the Capital Contribution hereunder and all or any portion of the Capital Contribution made hereunder constitute payment intangibles (within the meaning of the Uniform Commercial Code) owing to Holdings or the US Borrower, as applicable, and (b) this Agreement constitutes a notification authenticated by Holdings, the US Borrower and Agent, for the benefit of Agent and Lenders, that any and all of Holdings’ and the US Borrower’s rights to all or any portion of any Capital Contribution required to be made by Essex or Holdings have been collaterally assigned to Agent for the benefit of Agent and Lenders as security for the Obligations. In the event that Essex or Holdings is precluded under applicable law or otherwise from making all or any portion of the Capital Contribution in accordance with the terms hereof, Essex or Holdings, as the case may be, shall be obligated to pay an amount equal to such Capital Contribution or portion thereof in cash directly to Agent, immediately upon demand by Agent, for application to the Obligations in the manner set forth in the Credit Agreement, and Essex or Holdings, as the case may be, shall be relieved from any obligation to make such Capital Contribution or portion thereof. Issuance by Holdings or US Borrower, as applicable, of equity interests in exchange for such payments shall not be a condition to the making of such payments (notwithstanding any right of Essex or Holdings, as applicable, to receive equity interests in exchange therefor, which rights shall not be deemed waived by this Section).

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6.                  Costs and Expenses. Essex agrees to pay, or cause the Borrowers to pay, on demand all reasonable costs and expenses of every kind incurred by Agent in enforcing this Agreement against any party. “Costs and expenses” as used in the preceding sentence shall include, without limitation, reasonable attorneys’ fees incurred by Agent in retaining counsel in connection with any claim, suit, appeal, any insolvency or other proceedings under the Bankruptcy Code or otherwise. In addition, the Borrowers and Holdings hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, in each case, the reasonable fees and disbursements of counsel employed by Agent).

7.                  Subrogation. Neither Holdings nor Essex shall have a right of subrogation to any Obligations by virtue of the making any Capital Contribution hereunder.

8.                  Obligations Independent. The obligations of Essex hereunder are independent of the obligations of the Borrowers, Holdings, and any other Credit Party or any other party, and a separate action or actions may be brought and prosecuted against Essex whether or not an action is brought against any Borrower, Holdings, any other Credit Party or any other party and whether or not any Credit Party or any other party shall be joined in any such action or actions.

9.                  Actions Relating to Obligations Under Credit Agreement. Essex agrees that its obligations under this Agreement are independent of the Credit Agreement and that such obligations shall be unaffected by any action or omission of Agent or any Lender. Without limiting the generality of the foregoing, Agent and Lenders may, at any time and from time to time, without the consent of, or notice to, Essex, without incurring responsibility to Essex, without impairing or releasing the obligations of Essex hereunder, upon or without any terms or conditions and in whole or in part:

(a)    change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, alter or increase any of the Obligations, any security therefor, or any liability incurred directly or indirectly in respect thereof;

(b)   take and hold security for the payment of the Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c)    exercise or refrain from exercising any rights against any Credit Party or others or otherwise act or refrain from acting under or in connection with the Loan Documents;

(d)   settle or compromise any of the Obligations, any security therefor or any liability (including any liability of any party hereto arising hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Credit Party, to creditors of such Credit Party other than Lenders;

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(e)    except as otherwise expressly provided herein, apply any sums by whomever paid or however realized to any liability or liabilities of any Credit Party to Agent or Lenders regardless of what liability or liabilities of Essex or any Credit Party remain unpaid;

(f)    release or substitute any one or more Credit Parties, endorsers or guarantors; and/or

(g)   consent to or waive any breach of, or any act, omission or default under, any of the Loan Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Loan Documents or any of such other instruments or agreements.

10.              Waivers. The obligations of each of Essex, Holdings and the Borrowers under and pursuant to the terms of this Agreement shall be absolute and unconditional and shall be performed regardless of (a) whether Agent or any Lender shall have exercised any of its rights or remedies under any Loan Document, (b) the validity, legality or enforceability of any Loan Document or of any of the Loans or other Obligations or of any security therefor, (c) the occurrence of any Default or Event of Default, (d) any law, regulation or decree now or hereafter in effect which might in any manner affect any of the terms or provisions of any Loan Document or any of the rights of Agent and/or any Lender as against any Credit Party, (e) the merger or consolidation of any Credit Party into or with any other Person or any sale or transfer by any Credit Party of all or any part of its property, (e) the commencement or pendency of any voluntary or involuntary bankruptcy case, other insolvency proceeding or other liquidation proceeding, dissolution or winding-up of any Credit Party (each, a “Proceeding”), or (f) any other circumstance whatsoever (with or without notice to or knowledge of Essex or any Credit Party), including, without limitation, any circumstance which may or might in any manner or to any extent vary the risk of Essex or any Credit Party, or might otherwise constitute a legal or equitable discharge of, or defense available to, a surety or guarantor (other than payment in full in cash of the Obligations), it being the parties’ purpose and intent that the respective obligations of each of Essex, Holdings and the Borrowers under this Agreement shall be absolute and unconditional under any and all circumstances, and shall not thereafter be discharged except by payment and performance as provided in this Agreement. Each of Essex, Holdings and the Borrowers agrees not to deduct from or set-off against any amounts that may be owing by any of them hereunder, any claims that it may now or hereafter have against any Credit Party, Agent, any Lender or any other Person. Each of Essex, Holdings and the Borrowers acknowledges and agrees that upon any breach by any of Essex, Holdings and the Borrowers of any of their obligations under this Agreement, none of the non-breaching parties hereto will have any adequate remedy at law, and accordingly each such non-breaching party shall be entitled to specific performance and other appropriate injunctive and equitable relief against the breaching party, and accordingly, each of Essex, Holdings and the Borrowers hereby irrevocably waives any defense based on the adequacy of a remedy at law which may be asserted as a bar to the remedy of specific performance in any action brought against any breaching party for specific performance of this Agreement by Agent or any non-breaching party. Further, each of Essex, Holdings and the Borrowers hereby irrevocably agrees that notwithstanding anything to the contrary in the Bankruptcy Code, this Agreement shall be fully enforceable in any Proceeding and that this Agreement (regardless of whether this Agreement is deemed to be an executory contract within the meaning of the Bankruptcy Code) may be assumed by Holdings or the Borrowers, without the consent of Essex or any other Credit Party. Without limiting the generality of the foregoing, each of Essex, Holdings and each Borrower waives any rights, defenses or benefits it may possess under Sections 365(c)(2) and 365(e)(2) or any other provision of the Bankruptcy Code that would, directly or indirectly, prevent or restrict Holdings or the Borrowers (or any trustee of Holdings or any Borrower’s estate) from assuming this Agreement (regardless of whether this Agreement is deemed to be an executory contract within the meaning of the Bankruptcy Code) without the consent of Essex or any other Credit Party or from otherwise enforcing the terms of this Agreement. Essex acknowledges the substantial direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and the First Amendment and the waivers set forth herein are knowingly made in contemplation of such benefits.

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11.              Miscellaneous.

(a)                            Governing Law. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Agreement, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest).

(b)                           Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, Essex, Holdings and the Borrowers hereby accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts; provided that nothing in this Agreement shall limit the right of Agent to commence any proceeding in the federal or state courts of any other jurisdiction to the extent Agent determines that such action is necessary or appropriate to exercise its rights or remedies under this Agreement. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, that any of them may now or hereafter have to the bringing of any such action or proceeding in such jurisdictions.

(c)                            Service of Process. Each of Essex, Holdings and the Borrowers hereby irrevocably waives personal service of any and all legal process, summons, notices and other documents and other service of process of any kind and consents to such service in any suit, action or proceeding brought in the United States of America with respect to or otherwise arising out of or in connection with this Agreement by any means permitted by applicable Requirements of Law, including by the mailing thereof (by registered or certified United States mail or Canada Post, postage prepaid) to its address specified herein (and shall be effective when such mailing shall be effective, as provided therein). Each of Essex, Holdings and the Borrowers agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(d)                           Non-Exclusive Jurisdiction. Nothing contained in this Section 11 shall affect the right of Agent or any Lender to serve process in any other manner permitted by applicable Requirements of Law or commence legal proceedings or otherwise proceed against Essex, Holdings or any Borrower in any other jurisdiction.

(e)                            Waiver of Jury Trial. THE PARTIES HERETO, TO THE EXTENT PERMITTED BY LAW, WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING ARISING OUT OF, IN CONNECTION WITH OR RELATING TO, THIS AGREEMENT AND ANY TRANSACTION CONTEMPLATED HEREBY AND THEREBY. THIS WAIVER APPLIES TO ANY ACTION, SUIT OR PROCEEDING WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE.

(f)                            Benefit of Agreement. This Agreement shall be binding upon Essex, the Borrowers, Holdings and their respective successors and assigns (including, without limitation, any of those entities as debtors-in-possession, or any trustee or any other representative of any of their bankruptcy estates) and shall inure to the benefit of Holdings, the Borrowers, Agent (on behalf of itself and Lenders) and their respective successors and assigns. None of Essex, Holdings or the Borrowers may assign any of their respective rights or obligations hereunder without the prior written consent of Agent. This Agreement is not being made for the benefit of any persons other than those identified above, and no person other than those identified above shall have any rights hereunder.

(g)                           Amendments; Waivers. Neither this Agreement nor any provision hereof may be changed, modified, amended or waived except with the written consent of all of the parties hereto (including Agent).

(h)                           Waivers of Failures; Delays; Etc. No failure or delay on the part of Agent, Holdings or the Borrowers in exercising any right, power or privilege hereunder and no course of dealing between Agent, Essex, Holdings or the Borrowers shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which Holdings, the Borrowers, Agent or any Lender would otherwise have. No notice to or demand on Essex in any case shall entitle Essex to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of Holdings, the Borrowers, Agent or any Lender to any other or further action in any circumstances without notice or demand.

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(i)                             Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(j)                             Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give or serve upon any other party a communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be delivered in person or sent by registered or certified mail, return receipt requested, with proper postage prepaid, or by facsimile transmission and confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided herein:

If to Essex:

Essex Rental Corp.

1110 Lake Cook Road

Buffalo Grove, IL 60089

Attn: Martin A. Kroll

Facsimile: (847) 215-6535

If to Holdings or any Borrower:

c/o Essex Rental Corp.

1110 Lake Cook Road

Buffalo Grove, IL 60089

Attn: Martin A. Kroll

Facsimile: (847) 215-6535

with a copy to:

Katten Muchin Rosenman LLP

525 West Monroe Street

Chicago, Illinois 60661

Attn: Jeffrey L. Elegant, Esq.

Facsimile: (312) 902-1061

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If to Agent:

General Electric Capital Corporation

401 Merritt 7

Norwalk, CT 06851

Attn: Account Manager/Coast Crane

Facsimile: (513) 770-5460

with a copy to:

General Electric Capital Corporation

10 Riverview Drive

Danbury, CT 06810

Attn: Jill Zellmer

Facsimile: (203) 749-4562

And

General Electric Capital Corporation

201 Merritt 7

Norwalk, CT 06851

Attn: Theodore Francis

Facsimile: (513) 770-5460

with a copy (which shall not constitute notice to Agent) to:

Paul Hastings LLP

75 East 55th Street

New York, New York 10022

Attention: Mario J. Ippolito

Facsimile: (212) 230-7848

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly served, given or delivered (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. (New York time); (c) if delivered by overnight courier, one (1) Business Day after delivery to the courier properly addressed; or (d) if delivered by U.S. mail, four (4) Business Days after deposit with postage prepaid and properly addressed.

(k)                           Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(l)                             Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile or other electronic transmission a signature page of this Agreement signed by such party, and any such facsimile or other electronic signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by facsimile or other electronic transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Agreement.

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(m)                         Further Assurance. Each of Essex, Holdings and the Borrowers hereby agrees from time to time, as and when requested by Agent, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements and to take or cause to be taken such further or other action as Agent may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Agreement.

(n)                           Reinstatement. To the fullest extent permitted by law, this Agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment (or part thereof) made or caused to be made by Essex or Holdings pursuant to this Agreement is rescinded or must otherwise be restored or returned by any beneficiary of this Agreement upon the insolvency, bankruptcy or reorganization of any Person or otherwise, all as though such payment had not been made.

12.              Conditions to Effectiveness. This Agreement shall become effective upon execution and delivery of a counterpart of this Agreement by each of Essex, Holdings, the Borrowers and Agent.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date set forth above.

ESSEX RENTAL CORP.

By: /s/ Martin A. Kroll

Name: Martin A. Kroll

Title: SVP & Chief Financial Officer

CC ACQUISITION HOLDING CORP.

By: /s/ Martin A. Kroll

Name: Martin A. Kroll

Title: Secretary & Treasurer

COAST CRANE COMPANY

By: /s/ Martin A. Kroll

Name: Martin A. Kroll

Title: Secretary & Treasurer

COAST CRANE LTD.

By: /s/ Martin A. Kroll

Name: Martin A. Kroll

Title: Secretary & Treasurer

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Acknowledged and accepted as of
the 7th day of May, 2012

general electric capital corporation, as Agent

By: /s Joseph Tunney
Its: Duly Authorized Signatory

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